UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025
TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

7.625% Senior Secured Notes due 2032

On February 19, 2025 (the “Closing Date”), Turning Point Brands, Inc., a Delaware corporation (“TPB” or the “Company”) entered into an indenture (the “Indenture”) relating to the previously announced issuance of $300.0 million aggregate principal amount of its 7.625% Senior Secured Notes due 2032 (the “Notes”), by and among the Company, the Guarantors (as defined below) and GLAS Trust Company LLC, as trustee and notes collateral agent (the “Trustee”). Proceeds from the sale of the Notes were used (i) to refinance all of the Company’s Senior Secured Notes due 2026 (the “2026 Notes”), (ii) to pay related fees, costs and expenses and (iii) for general corporate purposes.

The Notes mature on March 15, 2032 and bear interest at a rate of 7.625% per annum. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2025.

Obligations under the Notes are guaranteed by the Company’s current wholly-owned domestic restricted subsidiaries (the “Guarantors”) that guaranteed its 2026 Notes. The Notes and the related guarantees are secured by first-priority liens on substantially all of the assets of the Company and the Guarantors, subject to certain exceptions, pursuant to a security agreement among the Company, the Guarantors and the Trustee and related ancillary documents.

The Company may redeem the Notes, in whole or in part, at any time prior to March 15, 2028, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding the applicable redemption date, plus a “make-whole” premium. Thereafter, the Company may redeem the Notes, in whole or in part, at established redemption prices, plus accrued and unpaid interest, if any. In addition, on or prior to March 15, 2028, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 107.625% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any to the redemption date; provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to the issuance of any additional notes) remains outstanding after such redemption and, provided further, that such redemption occurs within 180 days after the date of such equity offerings. In addition, at any time and from time to time prior to March 15, 2028, but not more than once in any calendar year, the Company may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price (expressed as a percentage of the principal amount thereof) of 103% plus accrued and unpaid interest of the Notes, if any to but not including the redemption date, on the Notes to be redeemed.

If the Company experiences a change of control (as defined in the Indenture), the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:
•	grant or incur liens;
•	incur, assume or guarantee additional indebtedness;
•	sell or otherwise dispose of assets, including capital stock of subsidiaries;
•	make certain investments;
•	pay dividends, make distributions or redeem or repurchase capital stock;
•	engage in certain transactions with affiliates; and
•	consolidate or merge with or into, or sell substantially all of our assets to another entity.

These covenants are subject to a number of limitations and exceptions set forth in the Indenture. The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries and the security documents related to the Notes ceasing to be effective with respect to collateral in excess of a specified amount. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, the Company or a significant subsidiary thereof, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, up to two years following the first public notice or notice to the trustee of such event, the Trustee or holders of at least 30% in aggregate principal amount of the Notes may declare all Notes then outstanding to be due and payable immediately.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events

2026 Notes Redemption

On February 10, 2025, the Company issued a notice of conditional redemption (the “Notice of Conditional Redemption”) pursuant to the indenture, dated as of February 11, 2021 (the “Existing Indenture”) by and among the Company, the guarantors party thereto and GLAS Trust Company LLC, as trustee, collateral agent, registrar and paying agent, governing its 2026 Notes.

Pursuant to the Notice of Conditional Redemption, the Company gave holders of the 2026 Notes notice that, upon the satisfaction of the Condition Precedent (as defined below), it intends to redeem all $250.0 million of its outstanding 2026 Notes on February 20, 2025 (the “Redemption Date”) at a redemption price equal to 100.0% of the aggregate principal amount of the 2026 Notes, plus accrued and unpaid interest thereon to, but excluding the Redemption Date, in an aggregate amount of $250,195,312.50 (the “Redemption Price”). The redemption of the 2026 Notes is conditioned upon the receipt by the Company of proceeds from a completed debt financing in an amount sufficient, in the Company’s opinion, to fund the Redemption Price on the Redemption Date pursuant to the terms of the Existing Indenture (the “Condition Precedent”).
This Current Report on Form 8-K should not be construed as a notice of redemption for any of the outstanding 2026 Notes nor does it constitute an offer to sell, a solicitation of an offer to purchase, or an offer to purchase with respect to, any of the Company’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: February 19, 2025	By:	/s/ Brittani N. Cushman
	Name:	Brittani N. Cushman
	Title:	Senior Vice President, General Counsel and Secretary